January 12, 2024 4Q FINANCIAL 23 HIGHLIGHTS

1 AGENDA PAGE 1 4Q and FY 2023 Financial Results 1 2 Financial Outlook • 2024 Outlook • Medium-term Targets 13 3 Appendix 21

(a) Note: See page 22 in the Appendix for corresponding footnotes. (b) Represents a non-GAAP measure. See page 24 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. (c) Each of the below line items represents a non-GAAP measure. See pages 24 and 25 in the Appendix for the corresponding reconciliations of these non-GAAP measures excluding notable items. N/M – not meaningful. 2023 vs. $mm, except per share data or unless otherwise noted   2023 2022 2022 Income Statement Investment services fees $8,843 $8,529 4% Investment management and performance fees 3,058 3,299 (7) Foreign exchange revenue 631 822 (23) Other fee revenue 340 305 11 Total fee revenue $12,872 $12,955 (1)% Investment and other revenue 285 (82) N/M Net interest revenue 4,345 3,504 24 Total revenue $17,502 $16,377 7% Provision for credit losses 119 39 N/M Noninterest expense 13,168 13,010 1 Income before income taxes $4,215 $3,328 27%         Net income applicable to common shareholders $3,148 $2,362 33% Avg. common shares and equivalents outstanding (mm) - diluted 788 815 (3)% EPS $4.00 $2.90 38%         Key Performance Indicators Operating leverage(a) 566 bps Pre-tax margin 24% 20% ROE 8.8% 6.5% ROTCE(b) 17.1% 13.4% Non-GAAP measures, excluding notable items(c) Adjusted total revenue $17,652 $16,888 5% Adjusted noninterest expense 12,302 11,981 3 Adjusted EPS 5.05 4.59 10 Adjusted operating leverage 184 bps Adjusted pre-tax margin 29.6% 28.8% Adjusted ROTCE 21.6% 21.0%                 2023 Financial Results 2

Generated Solid Financial Results in 2023...

Adj. Revenue Growth[a]:	+5%
Adj. Pre-tax Margin[a]:	30%
Tier 1 Leverage:	6.0%
Adj. ROTCE[b]:	22%
Adj. EPS Growth[a]:	+10%

...And Delivered on 2023 Commitments:

Net Interest Revenue Growth:	+24%
Adj. Expense Growth[a]:	+3%
Total Payout Ratio:	123%

Adj. Operating Leverage[a]: +184bps

(a) Represents a non-GAAP measure. See page 25 in the Appendix for the corresponding reconciliation of the non-GAAP measures excluding notable items. (b) Represents a non-GAAP measure. See page 24 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE excluding notable items. (c) Represents a non-GAAP measure. See page 24 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.

- **Revenue Growth**: Revenue of $17.5 billion up 7% YoY; up 5%[a] excluding notable items
  - Net interest revenue up 24% YoY
  - Investment services fees up 4% YoY
  - Investment management and performance fees down 7% YoY
  - Foreign exchange revenue down 23% YoY
- **Expense Discipline**: Expense of $13.2 billion up 1% YoY; up 3%[a] excluding notable items
  - Generated ~$600mm of efficiency savings, compared with ~$300mm in 2022
- **Strengthened Capital**:
  - Tier 1 leverage ratio of 6.0%, up 25 bps YoY
  - CET1 ratio 11.6%, up 43 bps YoY
- **Improved Profitability**:
  - ROE of 9% and ROTCE[c] of 17%, up 2.2%-pts and 3.7%-pts YoY, respectively
    - > Excluding notable items, ROTCE of 22%[b], up 0.5%-pts YoY
- **Attractive Capital Returns**: Returned $3.9 billion to common shareholders, including $1.3 billion dividends and $2.6 billion of share repurchases
  - Increased quarterly dividend by 14% in 3Q23
  - 123% total payout ratio

3

BNY MELLON

[DRAFT – 1/11/2024 10:47 PM] 4 STRATEGIC PILLARS POWER OUR CULTURE Be a Top Talent Destination Invest in Our People Elevate Experiences & Sense of Belonging RUN OUR COMPANY BETTER Simplify Processes & Embrace Platforms Embrace New Technologies Prioritize Resilience BE MORE FOR OUR CLIENTS Deliver More to Existing Clients Develop New & Connect Adjacent Products Win Market Share

2023 Delivery Against Our Strategic Pillars

Executing on our commitments and **seeding** for the future

BE MORE FOR OUR CLIENTS

- **Delivered Innovative New Products & Solutions**
  - Wove Wealth advisory platform, Buyside Trading Solutions, Bankify, FedNow, intra-day repo settlement, BondWise and more
- **Re-imagined Commercial Model**
  - Enhanced Client Coverage organization
  - Coverage Practice to drive consistency of delivery, tools and support
  - Integrated Solutions to assemble scalable multi-line of business solutions

RUN OUR COMPANY BETTER

- **Self-funded Investments**
  - ~$600mm efficiency savings in 2023 vs. ~$300mm in 2022
  - ~$500mm incremental investments in 2023
  - ~$3.8bn total Tech spend in 2023
- **Embraced Platforms Operating Model**
  - Designed enhanced operating model and developed implementation approach
  - Successfully delivered two pilots

POWER OUR CULTURE

- **Upgraded Talent**
  - Strengthened Executive Committee
  - Empowered next level of senior leaders
  - Largest campus recruiting class on record
- **Invested in our Culture**
  - Drove higher employee engagement
  - Launched BK shares
  - Enhanced learning, development and feedback
  - Improved employee benefits

5

BNY MELLON

4Q23 Financial Results

$mm, except per share data or unless otherwise noted	4Q23	3Q23	4Q22	4Q23 vs. 3Q23	4Q23 vs. 4Q22
Income Statement					
Investment services fees	$2,242	$2,230	$2,173	1%	3%
Investment management and performance fees	743	777	783	(4)	(5)
Foreign exchange revenue	143	154	190	(7)	(25)
Other fee revenue	86	84	76	2	13
Total fee revenue	**$3,214**	**$3,245**	**$3,222**	**(1)%**	**–%**
Investment and other revenue	(4)	113	(360)	N/M	N/M
Net interest revenue	1,101	1,016	1,056	8	4
Total revenue	**$4,311**	**$4,374**	**$3,918**	**(1)%**	**10%**
Provision for credit losses	84	3	20	N/M	N/M
Noninterest expense	3,868	3,089	3,213	25	20
Income before income taxes	**$359**	**$1,282**	**$685**	**(72)%**	**(48)%**
Net income applicable to common shareholders	$256	$956	$509	(73)%	(50)%
Avg. common shares and equivalents outstanding *(mm)* - diluted	772	782	816	(1)%	(5)%
EPS	**$0.33**	**$1.22**	**$0.62**	**(73)%**	**(47)%**
Key Performance Indicators					
Operating leverage[(a)]				**(2,666) bps**	**(1,036) bps**
Pre-tax margin	**8%**	**29%**	**17%**		
ROE	2.8%	10.5%	5.7%		
ROTCE[(b)]	**5.6%**	**20.5%**	**11.5%**		
Non-GAAP measures, excluding notable items[(c)]					
Adjusted total revenue	$4,461	$4,372	$4,378	2%	2%
Adjusted noninterest expense	3,116	3,043	3,000	2	4
Adjusted EPS	1.28	1.27	1.30	1	(2)
Adjusted operating leverage				**(36) bps**	**(197) bps**
Adjusted pre-tax margin	**28.3%**	**30.3%**	**31.0%**		
Adjusted ROTCE	**20.9%**	**21.2%**	**23.6%**		

(a) Note: See page 22 in the Appendix for corresponding footnotes.
(b) Represents a non-GAAP measure. See page 24 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE.
(c) Each of the below line items represents a non-GAAP measure. See pages 24 and 25 in the Appendix for the corresponding reconciliations of these non-GAAP measures excluding notable items.
N/M – not meaningful.

6

BNY MELLON

Capital and Liquidity

	4Q23	3Q23	4Q22
Consolidated regulatory capital ratios:[a]			
Tier 1 capital ($mm)	$23,064	$23,093	$22,856
Average assets for Tier 1 leverage ratio ($mm)	383,899	379,630	396,643
Tier 1 leverage ratio	**6.0%**	**6.1%**	**5.8%**
Common Equity Tier 1 ("CET1") capital ($mm)	$18,735	$18,264	$18,032
Risk-weighted assets - Advanced Approaches ($mm)	161,736	160,458	161,672
CET1 ratio - Advanced Approaches	**11.6%**	**11.4%**	**11.2%**
Supplementary leverage ratio ("SLR")	7.4%	7.2%	6.8%
Consolidated regulatory liquidity ratios:[a]			
Liquidity coverage ratio ("LCR")	117%	121%	118%
Net stable funding ratio ("NSFR")	135%	136%	N/A[b]
Capital returns:			
Cash dividends per common share	$0.42	$0.42	$0.37
Common stock dividends ($mm)	$328	$333	$305
Common stock repurchases ($mm)	450	450	2
Total capital return ($mm)	**$778**	**$783**	**$307**
Total payout ratio	304%	82%	60%
Profitability			
ROE	2.8%	10.5%	5.7%
ROTCE[c]	5.6%	20.5%	11.5%
Adjusted ROTCE[d]	**20.9%**	**21.2%**	**23.6%**

Capital

- **Tier 1 leverage ratio** of 6.0%, down 8 bps QoQ
  - Tier 1 capital of $23.1bn decreased $29mm QoQ, reflecting capital distributions to common shareholders and redemption of $500mm perpetual preferred stock, largely offset by a net increase in accumulated other comprehensive income and capital generated through earnings
  - Average assets for Tier 1 leverage ratio of $384bn increased $4.3bn QoQ
- **CET1 ratio** of 11.6%, up 20 bps QoQ
  - CET1 capital of $18.7bn increased $0.5bn QoQ, reflecting a net increase in accumulated other comprehensive income and capital generated through earnings, partially offset by capital distributions to common shareholders
  - RWA of $162bn increased by $1.3bn QoQ

Liquidity

- **LCR** of 117%, down 4%-pts QoQ
- **NSFR** of 135%, down 1%-pt QoQ

Note: See page 22 in the Appendix for corresponding footnotes.
N/M – not meaningful.

7

BNY MELLON

1,056 1,128 1,100 1,016 1,101 4Q22 1Q23 2Q23 3Q23 4Q23 4Q23 vs.   4Q23   3Q23   4Q22   Total assets $402 1% (3)% Total interest-earning assets $344 2% (2)% Cash and reverse repo 145 5 7 Loans 66 3 (3) Investment securities 127 (3) (12) Noninterest-bearing $53 —% (31)% Interest-bearing 220 5 6 Total deposits $273 4% (4)%                Net Interest Revenue and Balance Sheet Trends Net Interest Revenue ($mm) 1.19% 1.29% 1.20% 1.18% 1.26% 4Q22 1Q23 2Q23 3Q23 4Q23 Net Interest Margin Balance Sheet Trends ($bn, average) • Net interest revenue of $1,101mm up 4% YoY and up 8% QoQ – QoQ increase primarily driven by higher balance sheet size and mix • Net interest margin of 1.26% up 7 bps YoY and up 8 bps QoQ – QoQ increase primarily driven by changes in balance sheet mix • Avg. total deposits of $273bn down 4% YoY and up 4% QoQ 8

Securities Services

Select Income Statement Data

$mm, unless otherwise noted	4Q23	4Q23 vs. 3Q23	4Q23 vs. 4Q22
Asset Servicing	$975	(1)%	—%
Issuer Services	285	1	5
Total investment services fees	**$1,260**	**-%**	**1%**
Foreign exchange revenue	118	10	(21)
Other fees	54	4	(2)
Investment and other revenue	112	N/M	N/M
Net interest revenue	635	6	(3)
Total revenue	**$2,179**	**4%**	**-%**
Provision for credit losses	64	N/M	N/M
Noninterest expense	1,653	4	5
Income before income taxes	**$462**	**(5)%**	**(21)%**

Key Performance Indicators

$bn, unless otherwise noted	4Q23	3Q23	4Q22
Pre-tax margin	21%	23%	27%
AUC/A *(trn)*[(a)(b)]	$34.2	$32.3	$31.4
Deposits *(average)*	$171	$163	$177
Issuer Services			
Total debt serviced *(trn)*	$13.3	$13.1	$12.6
Number of sponsored Depositary Receipts programs	543	559	589

- **Total revenue** of $2,179mm **flat YoY**
  - Investment services fees up 1% YoY
    - > Asset Servicing flat YoY
    - > Issuer Services up 5% YoY, primarily driven by net new business and higher client activity
  - Foreign exchange revenue down 21% YoY
  - Net interest revenue down 3% YoY
- **Noninterest expense** of $1,653mm **up 5% YoY**, primarily reflecting higher investments and higher revenue-related expenses, as well as inflation, partially offset by efficiency savings
- **Income before income taxes** of $462mm **down 21% YoY**

Note: See page 22 in the Appendix for corresponding footnotes.
N/M – not meaningful.

9

BNY MELLON

Market and Wealth Services

Select Income Statement Data

$mm, unless otherwise noted	4Q23	4Q23 vs. 3Q23	4Q23 vs. 4Q22
Pershing	$506	—%	1%
Treasury Services	179	4	5
Clearance and Collateral Management	288	4	16
Total investment services fees	**$973**	**2%**	**6%**
Foreign exchange revenue	21	—	5
Other fees	52	2	11
Investment and other revenue	16	N/M	N/M
Net interest revenue	437	9	10
Total revenue	**$1,499**	**4%**	**7%**
Provision for credit losses	28	N/M	N/M
Noninterest expense	839	4	7
Income before income taxes	**$632**	**–%**	**4%**

Key Performance Indicators

$bn, unless otherwise noted	4Q23	3Q23	4Q22
Pre-tax margin	42%	44%	43%
AUC/A *(trn)*[(a)(b)]	$13.3	$13.1	$12.7
Deposits *(average)*	$88	$84	$86
Pershing			
AUC/A *(trn)*[(a)]	$2.5	$2.4	$2.3
Net new assets (U.S. platform)[(c)]	(4)	23	42
Average active clearing accounts *('000)*	8,012	7,979	7,603
Treasury Services			
U.S. dollar payment volumes *(daily average)*	243,005	233,620	246,189
Clearance and Collateral Management			
Tri-party collateral management balances *(average)*	$5,248	$5,706	$5,451

Note: See page 22 in the Appendix for corresponding footnotes.
N/M – not meaningful.

- **Total revenue** of $1,499mm **up 7% YoY**
  - Investment services fees up 6% YoY
    - > Pershing up 1% YoY, primarily reflecting higher market values and higher client activity, partially offset by lost business
    - > Treasury Services up 5% YoY, primarily reflecting organic growth, partially offset by higher ECRs
    - > Clearance and Collateral Management up 16% YoY, primarily reflecting higher clearance volumes and collateral management balances
  - Foreign exchange revenue up 5% YoY
  - Net interest revenue up 10% YoY
- **Noninterest expense** of $839mm **up 7% YoY**, primarily reflecting higher investments and inflation, partially offset by efficiency savings
- **Income before income taxes** of $632mm **up 4% YoY**

10

BNY MELLON

Investment and Wealth Management

Select Income Statement Data

$mm, unless otherwise noted	4Q23	4Q23 vs. 3Q23	4Q23 vs. 4Q22
Investment management fees	$723	(3)%	(4)%
Performance fees	19	N/M	N/M
Distribution and servicing fees	66	6	22
Other fees	(55)	N/M	N/M
Investment and other revenue	(121)	N/M	N/M
Net interest revenue	44	16	(15)
Total revenue	**$676**	**(18)%**	**(18)%**
Provision for credit losses	(2)	N/M	N/M
Noninterest expense	683	2	(2)
Income (loss) before income taxes	**$(5)**	**(103)%**	**(104)%**
Total revenue by line of business:			
Investment Management	$408	(27)%	(26)%
Wealth Management	268	(1)	(3)
Total revenue	**$676**	**(18)%**	**(18)%**

Key Performance Indicators

$bn, unless otherwise noted	4Q23	3Q23	4Q22
Pre-tax margin	(1)%	20%	15%
Adjusted pre-tax operating margin — Non-GAAP[a]	(1)%	22%	17%
Deposits	$12	$14	$16
Assets under management ("AUM")[b]	$1,974	$1,821	$1,836
Long-term strategies net flows	$(6)	$(15)	$(6)
Short-term strategies net flows	7	7	27
Total net flows	$1	(8)	21
Wealth Management			
Client assets[c]	$312	$292	$269

- **Total revenue** of $676mm **down 18% YoY**
  - **Investment Management down 26% YoY**, primarily reflecting the 4Q23 reduction in the fair value of a contingent consideration receivable and the impact of the prior year divestiture, as well as the mix of AUM flows, partially offset by higher market values, seed capital gains and the favorable impact of a weaker U.S. dollar
  - **Wealth Management down 3% YoY**, primarily reflecting changes in product mix, partially offset by higher market values
- **Noninterest expense** of $683mm **down 2% YoY**, primarily reflecting efficiency savings and the impact of a prior year divestiture, partially offset by higher investments and the unfavorable impact of a weaker U.S. dollar, as well as inflation
- **Income before income taxes** of **$(5)mm**; $151mm excluding notable items[d], up 1% year-over year
  - Excluding the impact of notable items, pre-tax margin of 18%[d]
- **AUM** of $2.0trn **up 8% YoY**, primarily reflecting higher market values and the favorable impact of a weaker U.S. dollar, partially offset by cumulative net outflows
- Wealth Management **client assets** of $312bn **up 16% YoY**, primarily reflecting higher market values and cumulative net inflows

(a) Adjusted pre-tax operating margin – non-GAAP is net of distribution and servicing expense. See page 26 in the Appendix for the corresponding reconciliation of this non-GAAP measure.
Note: See page 22 in the Appendix for the corresponding footnotes (b), (c) and (d)
N/M – not meaningful.

11

BNY MELLON

$mm, unless otherwise noted 4Q23 3Q23 4Q22 Fee revenue $(17) $6 $12 Investment and other revenue (9) 28 (442) Net interest (expense) (15) (24) (48) Total revenue $(41) $10 $(478) Provision for credit losses (6) (13) 2 Noninterest expense 693 24 153 Income (loss) before income taxes $(728) $(1) $(633)                 Other Segment Select Income Statement Data Select Income Statement Data • Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense – YoY improvement primarily reflects the net loss from repositioning the securities portfolio recorded in 4Q22 • Noninterest expense increased YoY, primarily reflecting the FDIC special assessment 12

13 AGENDA PAGE 1 4Q23 and FY 2023 Financial Results 1 2 Financial Outlook • 2024 Outlook • Medium-term Targets 13 3 Appendix 21

2024 Financial Outlook

	2023	2024	Key Assumptions
Fee Revenue	$12.9bn	**Up YoY**	▲ Higher organic growth ▲ Modest normalization in FX revenue ▲ Mid-single digit equity market appreciation
Net Interest Revenue	$4.3bn	**Down ~10% YoY**[a]	▲ Higher re-investment yields ▼ Deposit margin compression ▼ Modest deposit run-off amid continued QT
Expenses *(excluding notable items)*	$12.3bn[b]	**~ Flat YoY**[c]	▲ Continued investments ▲ Higher revenue-related expenses ▼▼ Efficiency savings
Total Payout Ratio	123%	**≥100%**	▲ AOCI pull-to-par ▲ Smaller balance sheet size ▼ Higher earnings
Operating Leverage[d]		**≥0 bps**	

(a) Note: 2024 financial outlook based on market-implied forward interest rates as of year-end 2023.
(b) Represents a non-GAAP measure. See page 25 in the Appendix for the corresponding reconciliation of non-GAAP measures excluding notable items.
(c) Represents a forward-looking non-GAAP financial measure. See "Cautionary Statement" on page 27 for information regarding forward-looking non-GAAP financial measures.
(d) Operating leverage is the rate of increase (decrease) in total revenue growth less the rate of increase (decrease) in total noninterest expense growth.

14

BNY MELLON

15 Continued Delivery Against Strategic Pillars Drives Improved Financial Results in 2024 and Beyond BE MORE FOR OUR CLIENTS RUN OUR COMPANY BETTER POWER OUR CULTURE MEDIUM-TERM FINANCIAL TARGETS ≥33% Pre-tax Margin ≥23% ROTCE 5.5 - 6% Tier 1 Leverage Ratio ~11% CET1 Ratio • Deliver Enhanced Commercial Model • Scale Growth Investments • Continuous Product Innovation • Platforms Operating Model Transition • Continued Digitization of Workflows • Leveraging New Technologies • Continue Attracting Top Talent • Further Enhance Learning & Development • Elevate Experiences & Sense of Belonging Note: Medium-term refers to a 3-5 year time horizon.

16 Information Classification: HIGHLY CONFIDENTIAL 2023 Medium-term Target ≥30% 25% Segment Pre-tax Margin Market Positions Securities Services Focus on margin expansion through operational efficiency and profitable growth Strategic Priorities Drive Cost-to-Serve Down #1 Global Custodian #1 Global Provider of Issuer Services Securities Services Asset Servicing Issuer Services 2% Investment Services Fee Growth (’19-’23 CAGR) 2% 0% • Infrastructure: Accelerate optimization of platforms across several core services e.g., fund accounting, tax services, corporate actions processing, loan administration • Manual Processes: Continued focus on automation and digitization of core operating processes • Client Engagement: Enhance client solutions and deliver digitally-enabled client experiences Actions Deepen Client Relationships Accelerate Underlying Growth • Integrated Solutions: Expand key relationship and segment wallet share, and continue to drive end-to-end whole bank solutions • Client Intelligence: Deliver enhanced service quality, economics, and revenue opportunities through deeper understanding of client behavior • ETF Servicing: Continue strong momentum and innovation • Private Markets: Optimize and expand capability sets • Client Transformation: Leverage extensive data experience to solve clients’ challenges across the ecosystem • Expedite Onboarding: Accelerate pace of onboarding new business (c) Note: See page 22 for corresponding footnotes. (a) (b)

1 Information Classification: HIGHLY CONFIDENTIAL7 Market and Wealth Services Focus on accelerating growth on the back of self-funded investments 2023 Medium-term Target ~45%45% Segment Pre-tax Margin Market Positions #1 Clearing firm for broker-dealers and Top 3 RIA Custodian #1 Global Provider of Clearance & Collateral Management Market and Wealth Services Pershing Treasury Services Clearance and Collateral Management 5% Investment Services Fee Growth (’19-’23 CAGR) 4%5% Top 5 Global U.S. dollar payments clearer 5% Line of Business Key Growth Initiatives Pershing Treasury Services Clearance and Collateral Management • Scaling Wove advisor platform: Capture the growing momentum with existing clients and new opportunities to deliver platform, data and investment solutions – Expect $30 – 40mm in revenue in 2024 • Growing custody and clearing: Leverage the multi-year investments in core platforms and client experience to drive market share gains with growing ≥$1bn RIAs and hybrid broker-dealers • Growth Client Segments: Expand in historically underpenetrated higher growth segments (e.g., e-commerce, non-bank financial institutions) capitalizing on strong position with Financial Institutions • Geographic Expansion: Drive market share in select target markets by capitalizing on completion of the multi-year payments platform uplift. Goal to increase SWIFT market share by 3% by the end of 2024 • FX Payments: Enhanced capabilities in partnership with BNY Mellon Markets business • Product Innovation: Continuously launch new flexible collateral management solutions that position our clients to meet growing liquidity needs • Collateral Mobility and Optimization: Continue to increase collateral mobility and optimization across global client venues (d) (a) (b) (c) Note: See page 23 for corresponding footnotes.

18 Information Classification: HIGHLY CONFIDENTIAL Investment and Wealth Management Focus on margin expansion through growth and efficiency initiatives Segment Pre-tax Margin Market Positions Investment Mgmt. Fee Growth (’19-’23 CAGR) Top 15 Global Asset Manager Top 10 U.S. Private Bank Investment and Wealth Management (3)% 2023 Medium-term Target ≥25% 17% Strategic Priorities Actions Unlock Distribution Expand Products & Solutions Drive Efficiency & Scale • Global Distribution: Deliver a firmwide platform that combines in-house products with offerings from select 3rd party managers to provide best-in-class solutions • Retail: Accelerate growth in U.S. through model portfolio and alternatives offering, and in U.K. with retirement offering through new products and dedicated tools for advisors • Platform Share: Elevate visibility of Dreyfus Cash offerings across our open-architecture liquidity ecosystem • Wealth Management: Investing in attractive target markets • Integrated Solutions: Scaling investment capabilities across Investment and Wealth Management and Pershing to offer customized solutions to advisors and professional investors • Direct Indexing and Model Portfolios: Catalyzing growth through partnership with Wove • Private Banking: Further expand banking capabilities for (U)HNW and Family Office clients • Infrastructure Uplift: Completion of ongoing infrastructure uplift expected to allow retirement of legacy systems • Leveraging the Enterprise: Enhance fragmented and sub- scale support activities into scaled enterprise platforms 12% (c) Note: See page 23 in the Appendix for the corresponding footnotes. (d) (a) (b)

19 Information Classification: HIGHLY CONFIDENTIAL Common Equity Tier 1 Tier 1 leverage Capital Management Philosophy Track record of disciplined capital deployment and significant excess capital generation 2023 Medium-term Target 6.0% 5.5 - 6% 2023 Medium-term Target 11.6% ~11% Capital Deployment • Organic Growth: Focused on organic growth – Delivering 1 BNY Mellon experiences, new products and solutions, technology platforms • Bolt-on Acquisitions: Acquisitions must fill a gap and enhance our core strategy • Investments in organic growth and acquisitions must exceed financial hurdles Capital Distribution Dividend per Share Growth AFS Securities-related AOCI Forecast ($bn, post-tax)Total Payout Ratio 10-year CAGR 10-year average 11% 98% • Dividends: Resilient, consistently growing and competitive common stock dividend • Share repurchases: Supplement dividends with flexible common share repurchases 31% 67% Dividends Buybacks (1.6) 4Q23 4Q24(a) (a) Medium-term refers to a 3-5 year time horizon. (b) Assumes market-implied forward interest rates as of year-end 2023. (b) (a)

20 BNY Mellon Medium-term Targets BE MORE FOR OUR CLIENTS RUN OUR COMPANY BETTER POWER OUR CULTURE MEDIUM-TERM FINANCIAL TARGETS ≥33% Pre-tax Margin ≥23% ROTCE 5.5 - 6% Tier 1 Leverage Ratio ~11% CET1 Ratio Note: Medium-term refers to a 3-5 year time horizon.

21 AGENDA PAGE 1 4Q23 and FY 2023 Financial Results 1 2 Financial Outlook • 2024 Outlook • Medium-term Targets 13 3 Appendix 21

Footnotes Page 2 – 2023 Financial Results (a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. Page 6 – 4Q23 Financial Results (a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. Page 7 – Capital and Liquidity (a) Regulatory capital and liquidity ratios for December 31, 2023 are preliminary. For our CET1 ratio, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for December 31, 2023, September 30, 2023 and December 31, 2022 was the Advanced Approaches. (b) The reporting requirement for the average NSFR became effective in 2Q23, inclusive of reporting the average 1Q23 ratio. (c) Represents a non-GAAP measure. See page 24 in the Appendix for the corresponding reconciliation of the non-GAAP measure of ROTCE. (d) Represents a non-GAAP measure. See page 24 in the Appendix for the corresponding reconciliation of the non-GAAP measure of Adjusted ROTCE. Page 9 – Securities Services (a) December 31, 2023 information is preliminary. (b) Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.7 trillion at December 31, 2023, $1.5 trillion at September 30, 2023, and $1.5 trillion at December 31, 2022. Page 10 – Market and Wealth Services (a) December 31, 2023 information is preliminary. (b) Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business. (c) Net new assets represent net flows of assets (e.g., net cash deposits and net securities transfers, including dividends and interest) in customer accounts in Pershing LLC, a U.S. broker-dealer. Page 11 – Investment and Wealth Management (b) December 31, 2023 information is preliminary. Excludes assets managed outside of the Investment and Wealth Management business segment. (c) December 31, 2023 information is preliminary. Includes AUM and AUC/A in the Wealth Management line of business. (d) Represents a non-GAAP measure. See page 26 in the Appendix for the corresponding reconciliation of these non-GAAP measures excluding notable items. Page 16 – Securities Services Outlook (a) Ranking based on latest available peer group company filings. Peer group included in ranking analysis: State Street, JPMorgan Chase, Citigroup, BNP Paribas, HSBC, Northern Trust and RBC. (b) Full-year 2022 figures by deal volume and count referenced herein include long-term program and stand-alone bond issuance in markets where BNY Mellon actively participates and for which public trustee and/or paying agent data is available. Sources include: Refinitiv, Dealogic, Asset-Backed Alert and Concept ABS. Depositary Receipts ranked #1 based on market share sourced from BNY Mellon internal analysis. (c) Medium-term refers to a 3-5 year time horizon. 22

Footnotes Page 17 – Market and Wealth Services Outlook (a) LaRoche Research Partners, “US Broker Clearing Relationship Changes 2022,” based on number of broker-dealer clients. Registered Investment Advisor rankings sourced from “Cerulli Report, U.S. RIA Marketplace 2023,” Cerulli Associates. (b) Finadium market analysis as of June 2023. (c) The Clearing House. Based on CHIPS volumes for the year ended December 31, 2023. (d) Medium-term refers to a 3-5 year time horizon. Page 18 – Investment and Wealth Management Outlook (a) Pensions & Investments, October 23, 2023. Ranked by total worldwide assets under management as of December 31, 2022. (b) Based on company filings and The Cerulli Report, 2022. Ranked by Wealth Management assets under management as of December 31, 2022. (c) Adjusted pre-tax operating margin – non-GAAP is excluding notable items. See page 26 in the Appendix for the corresponding reconciliation of this non-GAAP measure. (d) Medium-term refers to a 3-5 year time horizon. 23

Return on Common Equity and Tangible Common Equity Reconciliation

$mm	4Q23	3Q23	4Q22	2023	2022
Net income applicable to common shareholders of The Bank of New York Mellon Corporation — GAAP	$ 256	$ 956	$ 509	$ 3,148	$ 2,362
Add: Amortization of intangible assets	14	15	16	57	67
Less: Tax impact of amortization of intangible assets	4	3	4	14	16
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	**$ 266**	**$ 968**	**$ 521**	**$ 3,191**	**$ 2,413**
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture	(144)	—	—	(144)	—
Disposal (loss) gain	(5)	—	(41)	(5)	(12)
Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services	—	—	—	—	(67)
Net loss from repositioning the securities portfolio	—	—	(342)	—	(343)
Severance	(153)	(32)	(141)	(205)	(166)
Litigation reserves	(47)	(4)	(24)	(91)	(125)
FDIC special assessment	(385)	—	—	(385)	—
Goodwill impairment	—	—	—	—	(665)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	**$ 1,000**	**$ 1,004**	**$ 1,069**	**$ 4,021**	**$ 3,791**
Average common shareholders' equity	$ 36,158	$ 35,983	$ 35,259	$ 35,880	$ 36,175
Less: Average goodwill	16,199	16,237	16,229	16,204	17,060
Average intangible assets	2,858	2,875	2,905	2,880	2,939
Add: Deferred tax liability — tax deductible goodwill	1,205	1,197	1,181	1,205	1,181
Deferred tax liability — intangible assets	657	657	660	657	660
Average tangible common shareholders' equity — Non-GAAP	$ 18,963	$ 18,725	$ 17,966	$ 18,658	$ 18,017
Return on common equity[(a)] — GAAP	2.8%	10.5%	5.7%	8.8%	6.5%
Adjusted return on common equity[(a)] — Non-GAAP	10.9%	10.9%	11.9%	11.1%	10.3%
Return on tangible common equity[(a)] — Non-GAAP	5.6%	20.5%	11.5%	17.1%	13.4%
Adjusted return on tangible common equity[(a)] — Non-GAAP	20.9%	21.2%	23.6%	21.6%	21.0%

(a) Quarterly results are annualized.

24

BNY MELLON

Select Income Statement Data Reconciliation of Non-GAAP Measures – Impact of Notable Items 4Q23 vs. 2023 vs.  $mm 4Q23 3Q23 4Q22 3Q23 4Q22 2023 2022 2022 Total revenue – GAAP $ 4,311 $ 4,374 $ 3,918 (1) % 10% $ 17,502 $ 16,377 7 % Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (144) — — (144) — Disposal (loss) gain (6) 2 (11) (6) 26 Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services — — — — (88) Net loss from repositioning the securities portfolio — — (449) — (449) Adjusted total revenue, ex-notables — Non-GAAP $ 4,461 $ 4,372 $ 4,378 2% 2% $ 17,652 $ 16,888 5% Noninterest expense — GAAP $ 3,868 $ 3,089 $ 3,213 25% 20% $ 13,168 $ 13,010 1 % Less: Severance 200 41 184 267 215 Litigation reserves 47 5 29 94 134 FDIC special assessment 505 — — 505 — Goodwill Impairment — — — — 680 Adjusted noninterest expense, ex-notables — Non-GAAP $ 3,116 $ 3,043 $ 3,000 2% 4% $ 12,302 $ 11,981 2.7% Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP $ 256 $ 956 $ 509 (73)% (50)% $ 3,148 $ 2,362 33% Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (144) — — (144) — Disposal (loss) gain (5) — (41) (5) (12) Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services — — — — (67) Net loss from repositioning the securities portfolio — — (342) — (343) Severance (153) (32) (141) (205) (166) Litigation reserves (47) (4) (24) (91) (125) FDIC special assessment (385) — — (385) — Goodwill impairment — — — — (665) Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation — Non-GAAP $ 990 $ 992 $ 1,057 —% (6)% $ 3,978 $ 3,740 6% Diluted earnings per share — GAAP $ 0.33 $ 1.22 $ 0.62 (73)% (47)% $ 4.00 $ 2.90 38% Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture (0.19) — — (0.18) — Disposal (loss) gain (0.01) — (0.05) (0.01) (0.01) Revenue reduction related to Russia, primarily accelerated amortization of deferred costs for depositary receipt services — — — — (0.08) Net loss from repositioning the securities portfolio — — (0.42) — (0.42) Severance (0.20) (0.04) (0.17) (0.26) (0.20) Litigation reserves (0.06) (0.01) (0.03) (0.12) (0.15) FDIC special assessment (0.50) — — (0.49) — Goodwill impairment — — — — (0.82) Adjusted diluted earnings per share — Non-GAAP $ 1.28 $ 1.27 $ 1.30 1% (2)% $ 5.05 $ 4.59 10% Operating leverage — GAAP(a) (2,666) bps (1,036) bps 566 bps Adjusted operating leverage — Non-GAAP(a) (36) bps (197) bps 184 bps Pre-tax operating margin — GAAP 8% 29% 17% 24% 20 % Adjusted pre-tax operating margin — Non-GAAP 28% 30% 31% 30% 29% 25 (a) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

Book Value and Tangible Book Value Per Common Share Reconciliation

$mm, expect common shares and unless otherwise noted	2023 Dec. 31	2023 Sept. 30	2022 Dec. 31
BNY Mellon shareholders' equity at period end — GAAP	$ 40,971	$ 40,966	$ 40,734
Less: Preferred stock	4,343	4,838	4,838
BNY Mellon common shareholders' equity at period end — GAAP	36,628	36,128	35,896
Less: Goodwill	16,261	16,159	16,150
Intangible assets	2,854	2,859	2,901
Add: Deferred tax liability — tax deductible goodwill	1,205	1,197	1,181
Deferred tax liability — intangible assets	657	657	660
BNY Mellon tangible common shareholders' equity at period end — Non-GAAP	$ 19,375	$ 18,964	$ 18,686
Period-end common shares outstanding (in thousands)	759,344	769,073	808,445
Book value per common share — GAAP	$ 48.24	$ 46.98	$ 44.40
Tangible book value per common share — Non-GAAP	25.52	24.66	23.11

Pre-tax Operating Margin Reconciliation – Investment and Wealth Management Segment

$mm	4Q23	3Q23	4Q22	4Q23 vs. 4Q22	2023	2022
Income before income taxes — GAAP	$ (5)	$ 164	$ 125	(104)%	$ 381	$ 48
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture	(144)	—	—		(144)	—
Disposal (loss) gain	—	—	(11)		—	(11)
Revenue reduction related to Russia	—	—	—		—	(6)
Severance	(12)	(5)	(14)		(19)	(12)
Litigation reserves	—	—	—		(1)	—
Goodwill impairment	—	—	—		—	(680)
Adjusted income before taxes – Non-GAAP	**$ 151**	**$ 169**	**$ 150**	**1%**	**$ 545**	**$ 757**
Total revenue — GAAP	$ 676	$ 827	$ 825	(18)%	$ 3,143	$ 3,550
Less: Distribution and servicing expense	89	87	87		355	345
Adjusted total revenue, net of distribution and servicing expense – Non-GAAP	**$ 587**	**$ 740**	**$ 738**	**(20)%**	**$ 2,788**	**$ 3,205**
Pre-tax operating margin — GAAP[(a)]	(1)%	20%	15 %		12 %	1 %
Adjusted pre-tax operating margin, net of distribution and servicing expense — Non-GAAP[(a)]	(1)%	22%	17 %		14 %	2 %
Total revenue — GAAP	$ 676	$ 827	$ 825	(18)%	$ 3,143	$ 3,550
Less: Reduction in the fair value of a contingent consideration receivable related to a prior year divestiture	(144)	—	—		(144)	—
Disposal (loss) gain	—	—	(11)		—	(11)
Revenue reduction related to Russia	—	—	—		—	(6)
Adjusted total revenue, excluding notable items – Non-GAAP	**$ 820**	**$ 827**	**$ 836**	**(2)%**	**$ 3,287**	**$ 3,567**
Adjusted pre-tax operating margin, excluding notable items — Non-GAAP[(a)]	18%	20 %	18 %		17 %	21 %

(a) Income before income taxes divided by total revenue.

26

BNY MELLON

27 Cautionary Statement A number of statements in our presentations, the accompanying slides and the responses to questions on our conference call discussing our quarterly results may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans including dividends and repurchases, total payout ratio, financial performance, fee revenue, net interest revenue, expenses, cost discipline, efficiency savings, operating leverage, pre-tax margin, capital ratios, organic growth, currency fluctuations, deposits, interest rates and yield curves, securities portfolio, taxes, investments, including in technology and product development, innovation in products and services, client experience, strategic priorities and initiatives, capabilities, resiliency, risk profile, human capital management, recruitment programs and the effects of the current and near-term market and macroeconomic outlook on us, including on our business, operations, financial performance and prospects. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Annual Report on Form 10-K for the year ended Dec. 31, 2023. Forward-looking statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “aspiration,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change. By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors. These factors include: continued elevated levels of inflation and interest rates and the corresponding impacts on macroeconomic conditions, client behavior and our funding costs; liquidity and interest rate volatility; potential recessions or slowing of growth in the US, Europe and other regions; worsening hostilities in the Middle East; our ability to execute against our strategic initiatives; potential increased regulatory requirements and costs; and the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2022 (the “2022 Annual Report”) and our other filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements about the timing, profitability, benefits and other prospective aspects of business and expense initiatives, our financial outlook and our medium-term financial targets, and how they can be achieved, are based on our current expectations regarding our ability to execute against our strategic initiatives, as well as our balance sheet size and composition, and may change, possibly materially, from what is currently expected. Statements about our outlook on fee revenue are subject to various factors, including market levels, client activity, our ability to win and onboard new business, lost business, pricing pressure and our ability to launch new products to, and expand relationships with, existing clients. Statements about our outlook on net interest revenue are subject to various factors, including interest rates, continued quantitative tightening, re-investment yields and the size, mix and duration of our balance sheet size, including with respect to deposits, loan balances and the securities portfolio. Statements about our outlook on expenses are subject to various factors, including investments, revenue-related expenses, efficiency savings, merit increases, inflation and currency fluctuations. Statements about our target ROTCE are subject to various factors, including total revenue, expenses, tax rate, capital levels and capital requirements. Statements about our target Tier 1 leverage ratio and CET1 Ratio are subject to various factors, including capital requirements, interest rates, capital levels, risk-weighted assets and the size of our balance sheet, including deposit levels. Statements about our forecasts for accumulated other comprehensive income (AOCI) and capital accretion are subject to various factors, including interest rates and the size and duration of our securities portfolio. Statements about Pershing X’s projected revenue are subject to various factors, including pricing, pipeline, demand from existing clients, the number of services and apps purchased, investments and inflation. Statements about the timing, manner and amount of any future common stock dividends or repurchases, as well as our outlook on total payout ratio, are subject to various factors, including our capital position, capital deployment opportunities, prevailing market conditions, legal and regulatory considerations and our outlook for the economic environment. You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Non-GAAP Measures. In this presentation, the accompanying slides and our responses to questions, we discuss certain non-GAAP measures in detailing our performance, which exclude certain items or otherwise include components that differ from GAAP. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance. Additional disclosures relating to non-GAAP measures are contained in our reports filed with the SEC, including the 2022 Annual Report, and the fourth quarter 2023 earnings release and the fourth quarter 2023 financial supplement, which are available at www.bnymellon.com/investorrelations. Forward-Looking Non-GAAP Financial Measures. From time to time we may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for expenses excluding notable items and for return on tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.